UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

SCYNEXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36365	56-2181648
(Commission File No.)	(IRS Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey

(Address of principal executive offices)

07302-6548

(Zip Code)

Registrant’s telephone number, including area code: (201)-884-5485

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2019, SCYNEXIS, Inc. (the “Company”) completed the sale of a portion of its Net Operating Losses to Public Service Enterprise Group Incorporated for a cash payment of $6.7 million. This sale was structured through the New Jersey Technology Business Tax Certificate Transfer (NOL) Program. A copy of the agreement is filed pursuant to Item 2.01 as Exhibit 2.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Agreement pursuant to the Technology Business Tax Certificate Transfer Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2019		SCYNEXIS, INC.

	By:	/s/ Eric Francois
Eric Francois
Chief Financial Officer